UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2019

Coty Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35964	13-3823358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 17, 2019, Coty Inc. (the “Company”), JAB Holdings B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“JAB Holdings”), JAB Cosmetics B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Parent”), and Cottage Holdco B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Offeror” and, together with JAB Holdings and Parent, the “JAB Stockholder Parties”), entered into a Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement was negotiated at the direction of a special committee (the “Special Committee”) of disinterested, independent directors of the Board of Directors of the Company (the “Board”) in connection with its evaluation of the tender offer initiated by Offeror to acquire up to 150,000,000 outstanding shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of the Company and was entered into at the recommendation of the Special Committee, as described in more detail in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on March 18, 2019 (the “Statement”), and with the approval of the Board. The Stockholders Agreement was agreed to by the JAB Stockholder Parties as a condition to the Special Committee’s willingness to render its recommendation with respect to the Offer.

Pursuant to the Stockholders Agreement, among other things, (i) during the three-year period following the consummation of the Offer, the JAB Stockholder Parties shall not, subject to certain exceptions, effect or enter into any agreement to effect any acquisition of additional Shares; provided that, in the event the Minimum Tender Condition (as defined in the Statement) is satisfied, the JAB Stockholder Parties may acquire shares of capital stock of the Company (including Shares, “Company Securities”) on an established securities exchange or through privately negotiated transactions that, after giving effect to such acquisition, does not result in an increase in the JAB Stockholder Parties’ and their affiliates’ collective beneficial ownership percentage of the voting power of the then issued and outstanding Company Securities to an amount greater than the percentage of the voting power of the issued and outstanding Company Securities beneficially owned by the JAB Stockholder Parties, collectively, as of the consummation of the Offer, plus 9% (meaning, if the Offer is fully subscribed, a cap of approximately 69% for three years after the consummation of the Offer), (ii) during the three-year period following the consummation of the Offer, the JAB Stockholder Parties shall not, subject to certain exceptions, transfer any Shares to any other person or group (other than an affiliate of any of the JAB Stockholder Parties) that, after giving effect to such transfer, would beneficially own in excess of 20% of the voting power of the Company, (iii) for so long as the Stockholders Agreement is in effect, the JAB Stockholder Parties shall not effect or seek to effect, or announce any intention to effect, any “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) unless such transaction is conditioned on both (A) the affirmative approval of a special committee of the Board comprised solely of individuals who are each (1) “independent” under the requirements of Rule 10A-3 under the Exchange Act, and under the rules of the applicable securities exchange and (2) disinterested as it relates to the JAB Stockholder Parties and their respective affiliates (any such individual, an “Independent Director”) and who are disinterested and independent under Delaware law as to the matter under consideration, duly obtained in accordance with the applicable provisions of the Company’s organizational documents, applicable law and the rules, regulations and listing standards promulgated by any securities exchange on which the Shares are traded (“Disinterested Director Approval”) and (B) the affirmative vote of the stockholders of the Company representing at least a majority of the voting power of the Company beneficially owned by stockholders that are not the JAB Stockholder Parties or their affiliates, (iv) for so long as the Stockholders Agreement is in effect, material related transactions involving the JAB Stockholder Parties or any of their affiliates and the Company will require Disinterested Director Approval, (v) the JAB Stockholder Parties and the Company have agreed, for so long as the Stockholders Agreement is in effect, to take all necessary actions within their control to maintain no fewer than four Independent Directors on the Board and to cause, no later than September 30, 2019, to be elected to the Board two new Independent Directors and (vi) the JAB Stockholder Parties shall have certain customary registration rights with respect to their Shares. The Stockholders Agreement shall become effective immediately following the consummation of the Offer. The Stockholders Agreement shall terminate upon the earlier of the mutual consent of the parties to the Stockholders Agreement (including, with respect to the Company, approval of the Special Committee before the consummation of the Offer and Disinterested Director Approval following the consummation of the Offer) or such time as the JAB Stockholder Parties and their affiliates cease to beneficially own 40% of the voting power of the Company on a fully diluted basis.

The description of the Stockholders Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the Stockholders Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On March 18, 2019, the Company issued a press release announcing the Board’s recommendation regarding the Offer and the Company’s entry into the Stockholders Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished with this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Stockholders Agreement, dated as of March 17, 2019, by and among JAB Holdings, Parent, Offeror and the Company (incorporated by reference to Exhibit (e)(17) to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9/A filed on March 18, 2019).

99.1	Press Release of Coty Inc., dated March 18, 2019 (incorporated by reference to Exhibit (a)(2) to the Company’s Solicitation/Recommendation Statement on Schedule 14D-9/A filed on March 18, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

	By:	/s/ Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary
Date: March 18, 2019